EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2018
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (July 27, 2018) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:SBSI) today reported its financial results for the three and six months ended June 30, 2018.
Southside reported net income of $20.2 million for the three months ended June 30, 2018, an increase of $5.7 million, or 39.5%, compared to $14.5 million for the same period in 2017. Southside reported net income of $36.5 million for the six months ended June 30, 2018, an increase of $7.0 million, or 23.7%, compared to $29.5 million for the same period in 2017.
Earnings per diluted common share increased $0.08, or 16.3%, to $0.57 for the three months ended June 30, 2018, from $0.49 for the same period in 2017. Earnings per diluted common share increased $0.04, or 4.0%, to $1.04 for the six months ended June 30, 2018, from $1.00 for the same period in 2017.
The return on average shareholders’ equity for the six months ended June 30, 2018 was 9.77%, compared to 11.13% for the same period in 2017.  The return on average assets was 1.16% for the six months ended June 30, 2018, compared to 1.06% for the same period in 2017.
“Southside experienced an excellent second quarter highlighted by our financial results and the completion of the Diboll Bancshares, Inc. integration,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “We reported record net income during the second quarter of $20.2 million, an efficiency ratio below 50% and maintained the net interest margin on a linked quarter basis at 3.19%, notwithstanding a slight reduction in average loans. During the quarter we recorded acquisition costs related to the Diboll transaction of $1.0 million, a $332,000 loss on the sale of available for sale securities and a death benefit of $636,000 in bank owned life insurance income. We expect to realize substantially all of the efficiencies and the associated cost savings of the Diboll integration during the third quarter.”
“During the second quarter loan payoffs exceeded loans funded by $39 million. Our loan pipeline looks promising for the remainder of the year as a number of loans are expected to fund; however, we expect additional payoffs that will offset a portion of the new funding’s. Economic conditions in East Texas remain solid and the Austin and DFW economies, fueled by company relocations and overall population growth, continue to be robust.”
Loans and Deposits
For the six months ended June 30, 2018, total loans decreased by $23.5 million, or 0.7%, to $3.27 billion, compared to December 31, 2017. The net decrease in our loans was comprised primarily of decreases of $19.2 million of commercial real estate loans, $17.8 million of loans to individuals, and $14.0 million of 1-4 family residential loans, partially offset by increases of $16.3 million of commercial loans and $11.4 million of construction loans. Energy loans totaled 1.55% of the loan portfolio at June 30, 2018, compared to 1.50% at December 31, 2017.
Nonperforming assets increased during the six months ended June 30, 2018 by $32.0 million, or 305.1%, to $42.4 million, or 0.68% of total assets, compared to $10.5 million, or 0.16% of total assets at December 31, 2017, primarily due to the addition of two commercial real estate relationships consisting of three loans to nonaccrual status during the first quarter.
During the six months ended June 30, 2018, the allowance for loan losses increased by $4.3 million, or 20.6%, to $25.1 million, or 0.77% of total loans, compared to 0.63% of total loans at December 31, 2017. The increase in the allowance was primarily the result of additional provision recorded on the commercial real estate loans placed on nonaccrual status in the first quarter.
During the six months ended June 30, 2018, deposits, net of brokered deposits, decreased $58.3 million, or 1.3%, compared to December 31, 2017, due primarily to the decrease in public fund deposits of $42.8 million during the six months ended June 30, 2018, compared to December 31, 2017.

Net Interest Income for the Three Months Ended June 30, 2018
Net interest income increased $7.7 million, or 21.7%, to $43.1 million for the three months ended June 30, 2018, compared to $35.4 million for the same period in 2017. The increase in net interest income was the result of a $10.8 million increase in interest income from our loan portfolio, partially offset by an increase in interest expense of $3.1 million associated with interest expense on our deposits, compared to the same period in 2017.
For the three months ended June 30, 2018, our net interest margin (FTE) increased to 3.19%, compared to 3.07% for the same period in 2017. The increase in net interest margin (FTE) was due primarily to an increase in the average balances and mix of earning assets as a direct result of the acquisition of Diboll and an increase in the average yields on earning assets, partially offset by higher average rates paid on interest bearing liabilities. The increase in average rates paid on interest bearing liabilities was primarily due to rising interest rates during 2017 and 2018. For the three months ended June 30, 2018, our net interest spread (FTE) increased slightly to 2.90%, compared to 2.89% for the same period in 2017. The net interest spread (FTE) on a linked quarter basis decreased from 2.95% for the three months ended March 31, 2018, to 2.90% for the three months ended June 30, 2018. The net interest margin (FTE) remained at 3.19% on a linked quarter basis.
Net Interest Income for the Six Months Ended June 30, 2018
Net interest income increased $16.5 million, or 23.4%, to $87.2 million for the six months ended June 30, 2018, compared to $70.7 million for the same period in 2017. The increase in net interest income was the result of a $23.1 million increase in interest income primarily from our loan portfolio, partially offset by an increase in interest expense of $6.6 million associated with interest expense on our deposits, compared to the same period in 2017.
For the six months ended June 30, 2018, our net interest margin (FTE) increased to 3.19%, compared to 3.07% for the same period in 2017. The increase in net interest margin (FTE) was due primarily to an increase in the average balances and mix of earning assets as a direct result of the acquisition of Diboll and an increase in the average yields on earning assets, partially offset by higher average rates paid on interest bearing liabilities. The increase in average rates paid on interest bearing liabilities was primarily due to rising interest rates during 2017 and 2018. For the six months ended June 30, 2018, our net interest spread (FTE) increased slightly to 2.92%, compared to 2.91% for the same period in 2017.
Net Income for the Three Months Ended June 30, 2018
Net income increased $5.7 million, or 39.5%, for the three months ended June 30, 2018, to $20.2 million compared to the same period in 2017. The increase was primarily the result of a $10.8 million increase in interest income and a $1.7 million increase in noninterest income, partially offset by a $3.7 million increase in noninterest expense and a $3.1 million increase in interest expense.
Trust income, deposit services and bank owned life insurance income increased and were partially offset by an increase in net loss on sale of securities and a decrease in gain on sale of loans. The increase in both trust income and deposit services income was largely related to the acquisition of Diboll. The increase in our bank owned life insurance income was due to death benefits recorded for a retired covered officer. In connection with the adoption of Accounting Standards Update 2014-09 (“ASU 2014-09”) revenue recognition guidance effective January 1, 2018, debit card expense and brokerage service expense for the three months ended June 30, 2018, previously reported in ATM and debit card expense and other noninterest expense are now netted with deposit services income and brokerage services income, respectively. Due to the guidance under the modified retrospective method, prior periods have not been adjusted and therefore, are not comparable.
Noninterest expense increased $3.7 million, or 14.6%, for the three months ended June 30, 2018, compared to the same period in 2017. The increase in most of our noninterest expense categories is directly attributable to the integration of Diboll into our operations.
Income tax expense for the three months ended June 30, 2018 remained relatively unchanged although net income increased. This was attributable to the reduced tax rate under the Tax Cuts and Jobs Act resulting in a lower effective tax rate of 14.3% compared to 18.8% for the same period in 2017.

Net Income for the Six Months Ended June 30, 2018
Net income increased $7.0 million, or 23.7%, for the six months ended June 30, 2018, to $36.5 million compared to the same period in 2017. The increase was primarily the result of a $23.1 million increase in interest income, a $1.7 million increase in noninterest income and a $0.9 million decrease in income tax expense, partially offset by a $9.5 million increase in noninterest expense, a $6.6 million increase in interest expense and a $2.6 million increase in provision for loan losses.
Excluding net (loss) gain on sale of securities, noninterest income increased $3.1 million, or 16.3%, for the six months ended June 30, 2018 compared to the same period in 2017. Deposit services and trust income increased and were partially offset by a decrease in gain on sale of loans. The increase in both deposit services income and trust income was largely related to the acquisition of Diboll. With the adoption of ASU 2014-09, debit card expense and brokerage service expense for the six months ended June 30, 2018, previously reported in ATM and debit card expense and other noninterest expense, are now netted with deposit services income and brokerage services income, respectively. Due to the guidance under the modified retrospective method, prior periods have not been adjusted and therefore, are not comparable.
Noninterest expense increased $9.5 million, or 18.6%, for the six months ended June 30, 2018, to $60.9 million, compared to the same period in 2017. The increase in most of our noninterest expense categories was directly attributable to the integration of Diboll into our operations.
The decrease in income tax expense for the six months ended June 30, 2018 was attributable to the reduced tax rate under the Tax Cuts and Jobs Act resulting in a lower effective tax rate of 13.0% compared to 17.8% for the same period in 2017.

Conference Call
Southside's management team will host a conference call to discuss its second quarter 2018 financial results on Friday, July 27, 2018 at 9:00 a.m. CDT.  The call can be accessed by dialing 844-775-2540 and by identifying the conference ID number 7518659 or by identifying “Southside Bancshares, Inc., Second Quarter 2018 Earnings Call.”  To listen to the call via webcast, register at www.southside.com/about/investor-relations.
For those unable to listen to the conference call live, a recording will be available from approximately 3:00 p.m. CDT July 27, 2018 through August 7, 2018 by accessing the company website, www.southside.com/about/investor-relations.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (FTE): (i) Net interest income (FTE), (ii) Net interest margin (FTE), (iii) Net interest spread (FTE), and (iv) Efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% and 35% for the three and six months ended June 30, 2018 and 2017, respectively, to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), Net interest margin (FTE) and Net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments. We believe this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization of intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding gains (losses) on sales of available for sale securities and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.

In the following table we present, for the five quarterly periods ended June 30, 2018 and for the six months ended June 30, 2018 and 2017, the reconciliation of net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for the 2018 quarterly and six month periods and a 35% marginal tax rate for the 2017 quarterly and six month periods for interest earned on tax-exempt assets such as municipal loans and investment securities (dollars in thousands), along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE).

Non-GAAP Reconciliation

	Three Months Ended					Six Months Ended
	2018		2017			2018	2017
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
Net interest income (GAAP)	$43,111	$44,133	$38,306	$34,960	$35,424	$87,244	$70,704
Tax equivalent adjustments:
Loans	583	582	1,125	1,103	1,050	1,165	2,085
Investment securities (tax-exempt)	1,651	1,619	3,049	3,544	3,229	3,270	6,604
Net interest income (FTE) (1)	45,345	46,334	42,480	39,607	39,703	91,679	79,393
Noninterest income	11,007	9,610	9,099	9,408	9,293	20,617	18,966
Nonrecurring income (2)	(304)	827	483	(627)	75	523	(47)
Total revenue	$56,048	$56,771	$52,062	$48,388	$49,071	$112,819	$98,312

Noninterest expense	$29,274	$31,667	$29,933	$25,007	$25,537	$60,941	$51,395
Pre-tax amortization expense	(1,328)	(1,378)	(726)	(388)	(410)	(2,706)	(841)
Nonrecurring expense (3)	(1,287)	(1,178)	(3,479)	(432)	(466)	(2,465)	(483)
Adjusted noninterest expense	$26,659	$29,111	$25,728	$24,187	$24,661	$55,770	$50,071

Efficiency ratio	49.54%	53.35%	53.73%	55.30%	55.06%	51.46%	55.87%
Efficiency ratio (FTE) (1)	47.56%	51.28%	49.42%	49.99%	50.26%	49.43%	50.93%

Average earning assets	$5,700,133	$5,891,352	$5,395,212	$5,199,349	$5,192,897	$5,795,214	$5,210,871

Net interest margin	3.03%	3.04%	2.82%	2.67%	2.74%	3.04%	2.74%
Net interest margin (FTE) (1)	3.19%	3.19%	3.12%	3.02%	3.07%	3.19%	3.07%

Net interest spread	2.75%	2.80%	2.60%	2.47%	2.56%	2.77%	2.58%
Net interest spread (FTE) (1)	2.90%	2.95%	2.91%	2.82%	2.89%	2.92%	2.91%

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.

(2)
Includes net gains and losses on sale of available for sale securities, impairment of investments, other-than-temporary impairment charges and additional bank owned life insurance income realized as a result of the death benefits for a retired covered officer.

(3)	Includes acquisition expenses and foreclosure expenses.

Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reported in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables under Results of Operations.

About Southside Bancshares, Inc.
Southside Bancshares, Inc. is a bank holding company with approximately $6.25 billion in assets as of June 30, 2018, that owns 100% of Southside Bank.  Southside Bank currently has 59 branches in Texas and operates a network of 84 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Julie Shamburger at (903) 531-7134, or julie.shamburger@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	SOUTHSIDE BANCSHARES, INC.
	CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
	(In thousands, except per share data)

	As of
	2018		2017
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$78,534	$65,480	$79,171	$57,947	$56,033
Interest earning deposits	138,685	183,241	111,541	120,996	175,039
Federal funds sold	14,850	14,090	7,980	5,570	4,760
Securities available for sale, at estimated fair value	2,037,994	2,062,539	1,538,755	1,292,072	1,397,811
Securities held to maturity, at carrying value	164,276	164,847	909,506	909,844	925,538
Federal Home Loan Bank stock, at cost	42,994	42,676	55,729	61,845	61,561
Loans held for sale	4,566	2,003	2,001	2,177	3,036
Loans	3,270,883	3,309,627	3,294,356	2,682,766	2,610,198
Less: Allowance for loan losses	(25,072)	(24,220)	(20,781)	(19,871)	(19,241)
Net loans	3,245,811	3,285,407	3,273,575	2,662,895	2,590,957
Premises & equipment, net	132,578	131,625	133,640	107,099	105,938
Goodwill	201,246	201,246	201,246	91,520	91,520
Other intangible assets, net	20,287	21,615	22,993	3,379	3,767
Bank owned life insurance	97,059	100,963	100,368	99,616	99,011
Other assets	71,293	97,465	61,592	69,470	63,511
Total assets	$6,250,173	$6,373,197	$6,498,097	$5,484,430	$5,578,482

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,038,907	$1,055,423	$1,037,401	$781,701	$757,353
Interest bearing deposits	3,469,834	3,586,474	3,478,046	2,782,474	2,866,720
Total deposits	4,508,741	4,641,897	4,515,447	3,564,175	3,624,073
Other borrowings	784,754	779,990	1,026,859	1,151,639	1,186,506
Subordinated notes, net of unamortized debt issuance costs	98,326	98,286	98,248	98,209	98,171
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,243	60,242	60,241	60,240	60,238
Other liabilities	46,299	46,386	43,162	54,144	62,429
Total liabilities	5,498,363	5,626,801	5,743,957	4,928,407	5,031,417
Shareholders' equity	751,810	746,396	754,140	556,023	547,065
Total liabilities and shareholders' equity	$6,250,173	$6,373,197	$6,498,097	$5,484,430	$5,578,482

	At or For the Three Months Ended
	2018		2017
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Income Statement:
Total interest income	$56,797	$57,194	$50,104	$46,473	$46,009
Total interest expense	13,686	13,061	11,798	11,513	10,585
Net interest income	43,111	44,133	38,306	34,960	35,424
Provision for loan losses	1,281	3,735	1,271	960	1,346
Net interest income after provision for loan losses	41,830	40,398	37,035	34,000	34,078
Noninterest income
Deposit services	6,261	6,179	5,940	5,476	5,255
Net (loss) gain on sale of securities available for sale	(332)	(827)	(249)	627	(75)
Gain on sale of loans	173	115	268	347	505
Trust income	1,931	1,760	1,156	873	899
Bank owned life insurance income	1,185	632	632	636	635
Brokerage services	506	450	632	561	682
Other	1,283	1,301	720	888	1,392
Total noninterest income	11,007	9,610	9,099	9,408	9,293
Noninterest expense
Salaries and employee benefits	16,633	18,559	15,316	14,472	14,984
Occupancy expense	3,360	3,583	3,327	2,981	2,897
Acquisition expense	1,026	832	3,474	405	473
Advertising, travel & entertainment	775	685	601	487	548
ATM and debit card expense	243	346	1,049	1,024	889
Professional fees	952	1,070	859	996	1,050
Software and data processing expense	939	1,023	882	732	688
Telephone and communications	478	538	444	459	476
FDIC insurance	484	497	442	441	445
Amortization expense on intangibles	1,328	1,378	726	388	410
Other	3,056	3,156	2,813	2,622	2,677
Total noninterest expense	29,274	31,667	29,933	25,007	25,537
Income before income tax expense	23,563	18,341	16,201	18,401	17,834
Income tax expense	3,360	2,090	5,870	3,890	3,353
Net income	$20,203	$16,251	$10,331	$14,511	$14,481

Common share data:
Weighted-average basic shares outstanding	35,062	35,022	31,370	29,370	29,318
Weighted-average diluted shares outstanding	35,233	35,200	31,569	29,570	29,519
Shares outstanding end of period	35,084	35,053	35,000	29,433	29,344
Net income per common share
Basic	$0.58	$0.46	$0.33	$0.49	$0.49
Diluted	0.57	0.46	0.33	0.49	0.49
Book value per common share	21.43	21.29	21.55	18.89	18.64
Cash dividend paid per common share	0.30	0.28	0.30	0.28	0.28

Selected Performance Ratios:
Return on average assets	1.30%	1.02%	0.70%	1.03%	1.04%
Return on average shareholders’ equity	10.79	8.75	6.52	10.38	10.70
Average yield on earning assets (FTE) (1)	4.15	4.09	3.99	3.90	3.88
Average rate on interest bearing liabilities	1.25	1.14	1.08	1.08	0.99
Net interest spread (FTE) (1)	2.90	2.95	2.91	2.82	2.89
Net interest margin (FTE) (1)	3.19	3.19	3.12	3.02	3.07
Average earning assets to average interest bearing liabilities	130.22	127.29	124.73	123.32	121.57
Noninterest expense to average total assets	1.89	1.99	2.03	1.77	1.83
Efficiency ratio (FTE) (1)	47.56	51.28	49.42	49.99	50.26

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information, including a reconciliation to GAAP.

	At or For the Six Months Ended
	June 30,
	2018	2017
Income Statement:
Total interest income	$113,991	$90,897
Total interest expense	26,747	20,193
Net interest income	87,244	70,704
Provision for loan losses	5,016	2,444
Net interest income after provision for loan losses	82,228	68,260
Noninterest income
Deposit services	12,440	10,369
Net (loss) gain on sale of securities available for sale	(1,159)	247
Gain on sale of loans	288	1,206
Trust income	3,691	1,789
Bank owned life insurance income	1,817	1,269
Brokerage services	956	1,229
Other	2,584	2,857
Total noninterest income	20,617	18,966
Noninterest expense
Salaries and employee benefits	35,192	30,991
Occupancy expense	6,943	5,760
Acquisition expense	1,858	473
Advertising, travel & entertainment	1,460	1,131
ATM and debit card expense	589	1,816
Professional fees	2,022	1,989
Software and data processing expense	1,962	1,413
Telephone and communications	1,016	1,002
FDIC insurance	981	886
Amortization expense on intangibles	2,706	841
Other	6,212	5,093
Total noninterest expense	60,941	51,395
Income before income tax expense	41,904	35,831
Income tax expense	5,450	6,361
Net income	$36,454	$29,470

Common share data:
Weighted-average basic shares outstanding	35,042	29,303
Weighted-average diluted shares outstanding	35,217	29,511
Net income per common share
Basic	$1.04	$1.01
Diluted	1.04	1.00
Book value per common share	21.43	18.64
Cash dividend paid per common share	0.58	0.53

Selected Performance Ratios:
Return on average assets	1.16%	1.06%
Return on average shareholders’ equity	9.77	11.13
Average yield on earning assets (FTE) (1)	4.12	3.85
Average yield on interest bearing liabilities	1.20	0.94
Net interest spread (FTE) (1)	2.92	2.91
Net interest margin (FTE) (1)	3.19	3.07
Average earning assets to average interest bearing liabilities	128.72	120.80
Noninterest expense to average total assets	1.94	1.85
Efficiency ratio (FTE) (1)	49.43	50.93

(1)	These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures. See “Non-GAAP Financial Measures” for more information, including a reconciliation to GAAP.

	Southside Bancshares, Inc.
	Selected Financial Data (unaudited)
	(dollars in thousands)

	Three Months Ended
	2018		2017
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Nonperforming assets:	$42,423	$42,444	$10,472	$9,119	$9,165
Nonaccrual loans (1)	35,351	34,545	2,937	3,095	3,034
Accruing loans past due more than 90 days (1)	7	4	1	—	—
Restructured loans (2)	5,860	5,839	5,767	5,725	5,884
Other real estate owned	1,137	2,014	1,613	298	233
Repossessed assets	68	42	154	1	14

Asset Quality Ratios:
Nonaccruing loans to total loans	1.08%	1.04%	0.09%	0.12%	0.12%
Allowance for loan losses to nonaccruing loans	70.92	70.11	707.56	642.04	634.18
Allowance for loan losses to nonperforming assets	59.10	57.06	198.44	217.91	209.94
Allowance for loan losses to total loans	0.77	0.73	0.63	0.74	0.74
Nonperforming assets to total assets	0.68	0.67	0.16	0.17	0.16
Net charge-offs to average loans	0.05	0.04	0.05	0.05	0.09

Capital Ratios:
Shareholders’ equity to total assets	12.03	11.71	11.61	10.14	9.81
Average shareholders’ equity to average total assets	12.06	11.69	10.75	9.91	9.72

(1)	Excludes purchased credit impaired ("PCI") loans measured at fair value at acquisition if the timing and amount of cash flows expected to be collected from those sales can be reasonably estimated.

(2)
Includes $2.9 million, $2.9 million, $2.9 million, $3.0 million, and $3.0 million in PCI loans restructured as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively.

Loan Portfolio Composition
The following table sets forth loan totals by category for the periods presented:

	Three Months Ended
	2018		2017
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
Real Estate Loans:
Construction	$487,286	$474,791	$475,867	$420,497	$386,853
1-4 Family Residential	791,359	797,088	805,341	609,159	615,405
Commercial	1,245,936	1,285,591	1,265,159	1,073,646	1,033,629
Commercial Loans	282,723	281,901	266,422	166,919	172,311
Municipal Loans	345,595	342,404	345,798	322,286	305,023
Loans to Individuals	117,984	127,852	135,769	90,259	96,977
Total Loans	$3,270,883	$3,309,627	$3,294,356	$2,682,766	$2,610,198

The “Average Balances with Average Yields and Rates” tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities (dollars in thousands) for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See "Non-GAAP Financial Measures" for more information.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	June 30, 2018			March 31, 2018
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,285,756	$39,865	4.87%	$3,300,506	$39,401	4.84%
Loans held for sale	1,794	19	4.25%	1,543	11	2.89%
Securities:
Investment securities (taxable) (2)	6,891	51	2.97%	39,332	227	2.34%
Investment securities (tax-exempt) (2)	802,611	8,004	4.00%	805,091	8,000	4.03%
Mortgage-backed and related securities (2)	1,439,810	10,210	2.84%	1,557,140	10,894	2.84%
Total securities	2,249,312	18,265	3.26%	2,401,563	19,121	3.23%
FHLB stock, at cost, and equity investments	54,729	411	3.01%	67,000	414	2.51%
Interest earning deposits	92,291	400	1.74%	107,488	399	1.51%
Federal funds sold	16,251	71	1.75%	13,252	49	1.50%
Total earning assets	5,700,133	59,031	4.15%	5,891,352	59,395	4.09%
Cash and due from banks	75,560			78,031
Accrued interest and other assets	473,142			493,974
Less: Allowance for loan losses	(24,558)			(21,005)
Total assets	$6,224,277			$6,442,352
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$360,340	208	0.23%	$353,770	184	0.21%
Time deposits	1,175,230	4,303	1.47%	1,170,024	3,895	1.35%
Interest bearing demand deposits	1,981,427	4,070	0.82%	2,009,154	3,372	0.68%
Total interest bearing deposits	3,516,997	8,581	0.98%	3,532,948	7,451	0.86%
FHLB borrowings	692,386	3,007	1.74%	928,677	3,632	1.59%
Subordinated notes, net of unamortized debt issuance costs	98,306	1,407	5.74%	98,267	1,398	5.77%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,243	658	4.38%	60,241	569	3.83%
Other borrowings	9,283	33	1.43%	8,103	11	0.55%
Total interest bearing liabilities	4,377,215	13,686	1.25%	4,628,236	13,061	1.14%
Noninterest bearing deposits	1,045,298			1,016,707
Accrued expenses and other liabilities	50,843			44,015
Total liabilities	5,473,356			5,688,958
Shareholders’ equity	750,921			753,394
Total liabilities and shareholders’ equity	$6,224,277			$6,442,352
Net interest income (FTE)		$45,345			$46,334
Net interest margin (FTE)			3.19%			3.19%
Net interest spread (FTE)			2.90%			2.95%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2018 and March 31, 2018, loans totaling $35.4 million and $34.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	December 31, 2017			September 30, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$2,897,444	$34,070	4.67%	$2,657,562	$30,378	4.54%
Loans held for sale	2,285	22	3.82%	5,060	47	3.69%
Securities:
Investment securities (taxable) (2)	51,678	237	1.82%	11,085	58	2.08%
Investment securities (tax-exempt) (2)	775,681	9,197	4.70%	758,828	9,214	4.82%
Mortgage-backed and related securities (2)	1,461,159	9,931	2.70%	1,550,494	10,567	2.70%
Total securities	2,288,518	19,365	3.36%	2,320,407	19,839	3.39%
FHLB stock, at cost, and equity investments	67,127	380	2.25%	66,994	329	1.95%
Interest earning deposits	133,007	418	1.25%	144,700	506	1.39%
Federal funds sold	6,831	23	1.34%	4,626	21	1.80%
Total earning assets	5,395,212	54,278	3.99%	5,199,349	51,120	3.90%
Cash and due from banks	60,590			53,220
Accrued interest and other assets	410,528			360,073
Less: Allowance for loan losses	(19,963)			(19,556)
Total assets	$5,846,367			$5,593,086
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$293,392	134	0.18%	$260,860	117	0.18%
Time deposits	1,031,008	3,178	1.22%	988,380	2,878	1.16%
Interest bearing demand deposits	1,696,239	2,585	0.60%	1,562,993	2,425	0.62%
Total interest bearing deposits	3,020,639	5,897	0.77%	2,812,233	5,420	0.76%
FHLB borrowings	1,137,373	3,935	1.37%	1,237,055	4,156	1.33%
Subordinated notes, net of unamortized debt issuance costs	98,229	1,429	5.77%	98,190	1,413	5.71%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,240	532	3.50%	60,239	520	3.42%
Other borrowings	9,157	5	0.22%	8,425	4	0.19%
Total interest bearing liabilities	4,325,638	11,798	1.08%	4,216,142	11,513	1.08%
Noninterest bearing deposits	846,632			773,739
Accrued expenses and other liabilities	45,613			48,682
Total liabilities	5,217,883			5,038,563
Shareholders’ equity	628,484			554,523
Total liabilities and shareholders’ equity	$5,846,367			$5,593,086
Net interest income (FTE)		$42,480			$39,607
Net interest margin (FTE)			3.12%			3.02%
Net interest spread (FTE)			2.91%			2.82%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of December 31, 2017 and September 30, 2017, loans totaling $2.9 million and $3.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Three Months Ended
	June 30, 2017
	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$2,557,093	$29,080	4.56%
Loans held for sale	5,914	60	4.07%
Securities:
Investment securities (taxable) (2)	58,168	267	1.84%
Investment securities (tax-exempt) (2)	749,259	9,386	5.02%
Mortgage-backed and related securities (2)	1,594,269	10,818	2.72%
Total securities	2,401,696	20,471	3.42%
FHLB stock, at cost, and equity investments	66,744	299	1.80%
Interest earning deposits	156,124	364	0.94%
Federal funds sold	5,326	14	1.05%
Total earning assets	5,192,897	50,288	3.88%
Cash and due from banks	50,961
Accrued interest and other assets	358,041
Less: Allowance for loan losses	(18,495)
Total assets	$5,583,404
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$262,009	121	0.19%
Time deposits	1,014,101	2,723	1.08%
Interest bearing demand deposits	1,616,036	2,294	0.57%
Total interest bearing deposits	2,892,146	5,138	0.71%
FHLB borrowings	1,213,016	3,551	1.17%
Subordinated notes, net of unamortized debt issuance costs	98,151	1,398	5.71%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,238	494	3.29%
Other borrowings	7,884	4	0.20%
Total interest bearing liabilities	4,271,435	10,585	0.99%
Noninterest bearing deposits	729,564
Accrued expenses and other liabilities	39,819
Total liabilities	5,040,818
Shareholders’ equity	542,586
Total liabilities and shareholders’ equity	$5,583,404
Net interest income (FTE)		$39,703
Net interest margin (FTE)			3.07%
Net interest spread (FTE)			2.89%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2017, loans totaling $3.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

	Average Balances with Average Yields and Rates
	(unaudited)
	Six Months Ended
	June 30, 2018			June 30, 2017
	Avg Balance	Interest	Avg Yield/Rate	Avg Balance	Interest	Avg Yield/Rate
ASSETS
Loans (1)	$3,293,090	$79,266	4.85%	$2,553,183	$57,321	4.53%
Loans held for sale	1,669	30	3.62%	6,466	108	3.37%
Securities:
Investment securities (taxable) (2)	23,022	278	2.44%	72,262	644	1.80%
Investment securities (tax-exempt) (2)	803,844	16,004	4.01%	764,431	19,315	5.10%
Mortgage-backed and related securities (2)	1,498,151	21,104	2.84%	1,582,455	20,863	2.66%
Total securities	2,325,017	37,386	3.24%	2,419,148	40,822	3.40%
FHLB stock, at cost, and equity investments	60,831	825	2.73%	66,646	597	1.81%
Interest earning deposits	99,848	799	1.61%	159,162	710	0.90%
Federal funds sold	14,759	120	1.64%	6,266	28	0.90%
Total earning assets	5,795,214	118,426	4.12%	5,210,871	99,586	3.85%
Cash and due from banks	76,789			52,237
Accrued interest and other assets	483,086			354,283
Less: Allowance for loan losses	(22,791)			(18,313)
Total assets	$6,332,298			$5,599,078
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings deposits	$357,073	392	0.22%	$257,402	213	0.17%
Time deposits	1,172,658	8,198	1.41%	971,095	4,950	1.03%
Interest bearing demand deposits	1,995,214	7,442	0.75%	1,661,762	4,256	0.52%
Total interest bearing deposits	3,524,945	16,032	0.92%	2,890,259	9,419	0.66%
FHLB borrowings	809,879	6,639	1.65%	1,257,429	7,015	1.13%
Subordinated notes, net of unamortized debt issuance costs	98,287	2,805	5.76%	98,134	2,791	5.74%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,242	1,227	4.11%	60,237	961	3.22%
Other borrowings	8,696	44	1.02%	7,437	7	0.19%
Total interest bearing liabilities	4,502,049	26,747	1.20%	4,313,496	20,193	0.94%
Noninterest bearing deposits	1,031,065			711,745
Accrued expenses and other liabilities	47,034			39,768
Total liabilities	5,580,148			5,065,009
Shareholders’ equity	752,150			534,069
Total liabilities and shareholders’ equity	$6,332,298			$5,599,078
Net interest income (FTE)		$91,679			$79,393
Net interest margin (FTE)			3.19%			3.07%
Net interest spread (FTE)			2.92%			2.91%

(1)	Interest on loans includes net fees on loans that are not material in amount.

(2)	For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of June 30, 2018 and 2017, loans totaling $35.4 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.